Exhibit 10.1

EXECUTION COPY

AMENDING AGREEMENT NO. 10

MEMORANDUM OF AGREEMENT made as of the 16th day of March, 2009,

B E T W E E N:

AVISCAR INC.,

a corporation incorporated under the laws of Canada,

(hereinafter referred to as “Avis General Partner”),

- and -

BUDGETCAR INC.,

a corporation existing under the laws of Canada,

(hereinafter referred to as “Budget General Partner”),

- and -

BNY TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces of Canada, in its capacity as trustee of STARS TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter referred to as the “STARS Limited Partner”),

- and -

MONTREAL TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces in Canada, in its capacity as trustee of BAY STREET FUNDING TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the “Bay Street Limited Partner”).

WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner have entered into a fourth amended and restated limited partnership agreement made as of the 20th day of April, 2005, as amended by amending agreements between the parties dated October 11, 2005, July 7, 2006, December 11, 2006, November 21, 2007, February 12, 2008, March 5, 2008, April 30, 2008, June 16, 2008 and December 22, 2008 (collectively, the “Limited Partnership Agreement”);

AND WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner wish to amend the Limited Partnership Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1	Interpretation

(a)	All words and expressions defined in the Limited Partnership Agreement and not otherwise defined in this Agreement have the respective meanings specified in the Limited Partnership Agreement.

(b)	Section headings are for convenience only.

2	Amendments to the Limited Partnership Agreement

2.1	Section 1.1 of the Limited Partnership Agreement is hereby amended by adding the following definition in the applicable alphabetical order:

““Moody’s Required Letter of Credit Amount” means, at any time, an amount equal to 4.5% of the aggregate of the Limited Partner’s Funded Amounts for all Limited Partners at such time;”.

2.2	Section 1.1 of the Limited Partnership Agreement is hereby amended by deleting the definitions of “Moody’s Aggregate Partnership Non-program Vehicle Amount”, and “Moody’s Aggregate Partnership Program Vehicle Amount” and replacing them with the following definitions, respectively:

““Moody’s Aggregate Partnership Non-program Vehicle Amount” means, on any date, (x) subject to (y) below, 65.79% of the sum of the Current Book Values of the Partnership Non-program Vehicles manufactured by each Manufacturer on such date (other than a Partnership Non-program Vehicle in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Non-program Vehicles on such date; and (y) in respect of any Partnership Non-program Vehicles which have become Partnership Non-program Vehicles (after previously being Partnership Program Vehicles) as a result of the related Manufacturer becoming a Non-Performing Manufacturer, 57.8% of the sum of the Current Book Values of such Partnership Non-program Vehicles manufactured by each Manufacturer on such date (other than a Partnership Non-program Vehicle in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Non-program Vehicles on such date;”; and

““Moody’s Aggregate Partnership Program Vehicle Amount” means, on any date, 57.8% of the sum of the Current Book Values of the Partnership Program Vehicles and the Program Negotiation Vehicles manufactured by each Eligible Manufacturer (other than, in either case, any Program Negotiation Vehicles or

Partnership Program Vehicles in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Program Vehicles and Program Negotiation Vehicles on such date;”.

2.3	Section 3.3(e) of the Limited Partnership Agreement is hereby amended by adding the following sentence at the end of such section:

“In addition, and notwithstanding anything else contained herein, each General Partner covenants and agrees to, at all times, ensure that the Letter of Credit Amount shall be equal to or greater than the Moody’s Required Letter of Credit Amount”.

2.4	Section 3.10(e) of the Limited Partnership Agreement is hereby amended by adding the following sentence at the end of such section:

“Any other amount deposited into the Cash Collateral Account by a General Partner will be recognized as an additional capital contribution by such General Partner.”.

2.5	Section 8.1(p) of the Limited Partnership Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

“(p) at any time (i) the Letter of Credit Amount is less than the Moody’s Required Letter of Credit Amount or (ii) unless (A) the Cash Collateral Account shall have previously been funded if, and to the full extent, required pursuant to the terms of Section 3.10, or (B) substitute credit enhancement acceptable to each of the Securitization Agents and the Rating Agency in an amount equal to the undrawn face amount of such Letter(s) of Credit shall have been obtained, (X) a Letter of Credit shall not be in full force and effect or shall be otherwise unenforceable, or (Y) any applicable L/C Provider shall have become subject to any of the circumstances or proceedings referred to in paragraphs (i) or (j) above (i.e., as if references to a General Partner in such paragraphs were references to the L/C Provider), or shall have repudiated or otherwise disclaimed liability under such Letter of Credit, and in the case of the occurrence of either (X) or (Y) above, (I) no Letter of Credit shall have been obtained within the time period provided for in Section 3.10 (or, if no time period is provided in Section 3.10 for such event or occurrence, within 15 Business Days after the General Partners have received written notice from a Limited Partner of such event or occurrence); and (II) the Cash Collateral Account shall not have been funded in an amount equal to the undrawn face amount of the Letter(s) of Credit to which (X) or (Y) above apply.”.

3	Other Documents

Any reference to the Limited Partnership Agreement made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the Limited Partnership Agreement as amended or supplemented from time to time.

4	Miscellaneous

(a)	The parties acknowledge that the Partnership has established CAD Account 0002#1594-514 - WTH Funding Limited Partnership - Cash Collateral Account at Bank of Montreal as the Cash Collateral Account for purposes of the Limited Partnership Agreement.

(b)	With the exception of the foregoing amendments, the Limited Partnership Agreement shall continue in full force and effect, unamended.

(c)	This Agreement shall enure to the benefit of and be binding upon the parties, their successors and any permitted assigns.

(d)	This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when taken together, shall constitute one and the same instrument.

(e)	None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party.

(f)	This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their authorizes signatories thereunto duly authorized, as of the date first above written.

AVISCAR INC.

By:	/s/ David Calabria
Name:	David Calabria
Title:	Assistant Treasurer

By:
Name:
Title:

BUDGETCAR INC.

By:	/s/ Tim Smith
Name:	Tim Smith
Title:	Assistant Treasurer

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA, AS TRUSTEE OF STARS TRUST (WITH LIABILITY LIMITED TO THE ASSETS OF STARS TRUST) BY ITS SECURITIZATION AGENT, BMO NESBITT BURNS INC.

By:	/s/ Terry J. Ritchie
Name:	Terry Ritchie
Title:	Managing Director

By:	/s/ Christopher Romano
Name:	Christopher Romano
Title:	Managing Director

MONTREAL TRUST COMPANY OF CANADA, as trustee of BAY STREET FUNDING TRUST (with liability limited to the assets of Bay Street Funding Trust) by its administrator, SCOTIA CAPITAL INC.

By:	/s/ Douglas Noe
Name:	Douglas Noe
Title:	Director, Structured Finance

By:
Name:
Title:

The undersigned hereby acknowledges notice of and consents to the foregoing amendments to the Limited Partnership Agreement.

DATED this 16th day of March, 2009.

AVIS BUDGET CAR RENTAL, LLC

By:	/s/ David Calabria
Name:	David Calabria
Title:	Assistant Treasurer